SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 and 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (date of earliest event reported):

                        August 20, 2002 (August 19, 2002)


                                U.S. ENERGY CORP.
--------------------------------------------------------------------------------
              Exact Name of Registrant as Specified in its Charter)

           Wyoming                   0-6814               83-0205516
------------------------------    --------------     ---------------------------
 (State or other jurisdiction      (Commission         (I.R.S. Employer
      of incorporation)             File No.)         Identification No.)


     Glen L. Larsen Building
     877 North 8th West
     Riverton, WY                                        82501
------------------------------------------------     ---------------------------
     (Address of Principal Executive Offices)           (Zip Code)


       Registrant's telephone number, including area code: (307) 856-9271


                                 Not Applicable
--------------------------------------------------------------------------------
               (Former Name, Former Address or Former Fiscal Year,
                          if Changed From Last Report)


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ITEM 5.  OTHER EVENTS

     As previously reported last year, the United States District Court of Colorado appointed a Special Master to determine the amounts, if any, owed by Nukem and CRIC to Sheep Mountain Partners ("SMP"), a partnership owned 50% by Nukem/CRIC, 25% by the registrant, and 25% by Crested Corp., pursuant to the constructive trust previously impressed in favor of SMP upon Nukem's rights to purchase CIS uranium, the uranium acquired pursuant to those rights, and the profits therefrom. For background information on this litigation, see the registrant's Form 10-K/A for fiscal year ended May 31, 2001.

     On August 19, 2002, the Special Master ordered that Nukem and CRIC shall provide registrant (and its affiliated company Crested Corp.) monthly reports, beginning January 1, 2002 and continuing forward, in which the following data shall be provided:

     1. The total amount of uranium acquired by Nukem and CRIC and their affiliates according to the CIS contracts and the source of the acquired uranium; and

     2. The purchase price of all uranium acquired according to the CIS contracts and the sales price of that uranium.

     The Court has set August 23, 2002 for a further status hearing on the accounting being prepared by the Special Master.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  U.S. ENERGY CORP.


Dated: August 20, 2002                      By:    /s/  Daniel P. Svilar
                                                 -------------------------------
                                                 DANIEL P. SVILAR, Secretary


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